Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13A-14(B) OR RULE 15D-14(B) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Seguso Holdings, Inc. (the “Registrant”) on Form 10-Q for the quarter ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Seguso, Chief Executive Officer and Chief Financial Officer of the Registrant, hereby certify to my knowledge pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

SEGUSO HOLDINGS, INC.
November 14, 2008	By:	/s/ Robert Seguso
Robert Seguso President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Seguso Holdings, Inc. and will be retained by Seguso Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.